UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

and

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On February 23, 2005, the Lehigh County Industrial Development Authority (the "Authority") issued $115,500,000 aggregate principal amount of its 4.70% Pollution Control Revenue Refunding Bonds, 2005 Series A (PPL Electric Utilities Corporation Project) due 2029 (the "Bonds") on behalf of PPL Electric Utilities Corporation ("PPL Electric"). The Bonds bear interest at a rate of 4.70% per annum. The proceeds of the Bonds will be used in March 2005 to refund the Authority's $115,500,000, 6.40% Pollution Control Revenue Refunding Bonds 1994 Series B (Pennsylvania Power & Light Company Project) due 2029.

     The Bonds are generally subject to optional redemption by the Authority, at the direction of PPL Electric, on or after March 1, 2015, and earlier upon the occurrence of certain extraordinary events, in each case at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest, if any, to the redemption date. The Bonds also are subject to special mandatory redemption upon a determination that the interest on the Bonds would be included in the holders' gross income for federal income tax purposes. Any such special mandatory redemption would also be at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest, if any, to the redemption date.

     The Authority has loaned the proceeds of the Bonds to PPL Electric pursuant to a Pollution Control Facilities Loan Agreement dated as of February 23, 2005 (the "Loan Agreement") between PPL Electric and the Authority. Pursuant to the Loan Agreement, PPL Electric is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal and interest on the Bonds. Concurrently with the issuance of the Bonds and to evidence its obligations under the Loan Agreement, PPL Electric delivered to the trustee of the Bonds its Pollution Control Facilities Note (Lehigh County Industrial Development Authority), 2005 Series A (the "Note") with respect to the Bonds. The Note contains principal, interest and prepayment provisions corresponding to the principal, interest and redemption provisions of the Bonds.

     The regularly scheduled payments of principal and interest on the Bonds are insured by a Municipal Bond New Issue Insurance Policy (the "Policy") issued by Financial Guaranty Insurance Company ("FGIC"). As a condition to the FGIC's issuance of the Policy and concurrently with the delivery of the Bonds, PPL Electric entered into a Bond Insurance Agreement with FGIC (the "Insurance Agreement") pursuant to which PPL Electric has agreed to reimburse FGIC for any payments on the Bonds under the Policy. Pursuant to the Insurance Agreement, and to secure its obligations to FGIC thereunder, PPL Electric has delivered to FGIC its Senior Secured Bonds, 4.70% Pollution Control Series due 2029 (the "Senior Secured Bonds"), issued pursuant to PPL Electric's Indenture, dated as of August 1, 2001, to JPMorgan Chase Bank, as trustee (as supplemented, the "2001 Senior Secured Bond Indenture"). The Senior Secured Bonds, like PPL Electric's other senior secured bonds issued under the 2001 Senior Secured Bond Indenture, are secured by first mortgage bonds (the "First Mortgage Bonds") issued under PPL Electric's Mortgage and Deed of Trust, dated as of October 1, 1945, to Deutsche Bank Trust Company Americas, as trustee. The principal and interest on the Senior Secured Bonds and the First Mortgage Bonds are payable at the same times as the principal and interest on the Note and the Bonds. So long as PPL Electric makes the required principal and interest payments on the Note, it will not be obligated to make additional payments on the Senior Secured Bonds or the First Mortgage Bonds.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel James E. Abel Treasurer

Dated:February 24, 2005